Exhibit 99.1

TRAVEL + LEISURE CO. ANNOUNCES LAUNCH OF
SENIOR SECURED NOTES OFFERING

ORLANDO, Fla. (November 15, 2021) – Travel + Leisure Co. (NYSE:TNL) announced today that it has launched a private offering (the "Offering") of $650 million aggregate principal amount of senior secured notes due 2029 (the "Notes"), subject to customary and market conditions.

The Company intends to use the net proceeds of this Offering, together with cash on hand, to redeem all of the Company’s outstanding 4.25% secured notes due March 2022 and to pay the related fees and expenses.

The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States, or for the benefit of U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities or blue sky laws. Accordingly, the Notes are being offered only to persons reasonably believed to be "qualified institutional buyers," as that term is defined under Rule 144A of the Securities Act, or outside the United States to non-"U.S. persons" in accordance with Regulation S under the Securities Act.

A confidential offering memorandum for the Offering of the Notes, dated as of today, is being made available to such eligible persons. The Offering is being conducted in accordance with the terms and subject to the conditions set forth in such confidential offering memorandum.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum. This press release does not constitute a notice of repayment of its 4.25% secured notes due March 2022.

About Travel + Leisure Co.
Travel + Leisure Co. is the world’s leading membership and leisure travel company, with nearly 20 travel brands across its resort, travel club, and lifestyle portfolio. The company provides outstanding vacation experiences and travel inspiration to millions of owners, members, and subscribers every year through its products and services: Wyndham Destinations, the largest vacation ownership company with more than 245 vacation club resort locations across the globe; Panorama, the world’s foremost membership travel business that includes the largest vacation exchange company, industry-leading travel technology, and subscription travel brands; and Travel + Leisure Group, featuring top travel content, travel services including the brand’s eponymous travel club, and branded consumer products. At Travel + Leisure Co., our global team of associates brings hospitality to millions each year, turning vacation inspiration into exceptional travel experiences. We put the world on vacation.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Offering and the use of proceeds therefrom.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, uncertainty with respect to our ability to realize the benefits of the Travel + Leisure brand acquisition; the potential impact of the COVID-19 pandemic, including any resurgences and the pace of recovery, and our related contingency plans, including reductions in investment in our business, vacation ownership interest sales and tour flow, and consumer demand and liquidity; our ability to access to liquidity, capital and financing and the terms and cost thereof, as well as the Company’s credit rating; general economic conditions and unemployment rates, the performance of the financial and credit markets; the competition in and the economic environment for the leisure travel industry; risks associated with employees working remotely or operating with a reduced workforce; the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, and pandemics (including COVID-19) or threats of pandemics; operating risks associated with the Vacation Ownership and Travel and Membership segments; uncertainties related to strategic transactions, including the spin-off of our hotels business, Wyndham Hotels, and any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations; our ability to execute on our strategy and those other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2021, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 filed with the SEC on April 28, 2021, and subsequent periodic reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise.

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Investor Contact: Christopher Agnew Senior Vice President, FP&A and Investor Relations (407) 626-4050 Christopher.Agnew@travelandleisure.com	Media Contact: Steven Goldsmith Public Relations (407) 626-5882 Steven.Goldsmith@travelandleisure.com